Exhibit 99.1

Globus Medical Appoints David M. Demski as CEO
David C. Paul to continue as Executive Chairman

AUDUBON, PA, August 29, 2017: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal solutions company, today announced that, the Board of Directors has named David M. Demski as the Company’s Chief Executive Officer, effective immediately. Mr. Demski will report to David C. Paul, the Company’s founder, Chairman of the Board, and Chief Executive Officer since its inception in 2003. Mr. Paul will remain in the role of Executive Chairman.

Mr. Demski has been a Globus Medical senior executive since 2003, serving initially as Chief Financial Officer from 2003 until 2008. In 2008, he became President and Chief Operating Officer of the Company, responsible for all of its domestic and international commercial operations, including sales, marketing, manufacturing, and finance. During Mr. Demski’s tenure as President and COO, Globus Medical consistently delivered above-category growth and profit margins, culminating in the Company’s successful initial public offering in 2012. In 2015, Mr. Demski became President, Emerging Technologies, and assumed responsibility for overseeing the Company’s expansion into the areas of imaging, navigation, and robotics, as well as orthopedic trauma, both of which are expected to contribute to the Company’s growth over the next decade.

Mr. Paul will continue to focus on strategic initiatives and will spend less time on day-to-day operational matters. The Company reported that the timing of these management changes was designed to allow Mr. Paul to recover from a health condition. Mr. Paul is expected to make a full recovery over the next several months and plans to remain actively involved with the Company both during his recovery and thereafter.

“No one is or could be more well suited to be CEO of Globus Medical than Dave,” said David Paul. “He has been with us since the very start of this Company, has led virtually every aspect of its operations, and has been a significant contributor to the Company’s success to date. During the seven years when Dave served as President, among his many responsibilities were direct leadership of both our domestic and international sales forces. During that time, and as he took over responsibility for our Emerging Technologies division, Dave honed a talent for optimizing sales team performance and developing and commercializing new products. His skill set is precisely what we need to continue our focus on profitable growth.

“With Dave taking over day-to-day management of the Company, I can focus on the things I am most passionate about and the areas in which I can bring the most value to our shareholders: strategy and technology innovation. Globus Medical was built on delivering groundbreaking solutions to surgeons and their patients, and we will not stray from our core mission. We have built a strong company and will move forward with the same vision and passion for which we are known. I look forward to being part of the Company’s continued success.”

Conference Call Details:
Globus Medical will hold a teleconference to discuss the press release with the investment community at 5:30 p.m. Eastern Time. Globus invites all interested parties to join the call by dialing:

1-855-533-7141 United States Participants
1-216-562-0337 International Participants

There is no passcode for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at www.globusmedical.com/investors.

The call will be archived until Tuesday, September 5, 2017. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 7826-9364.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal solutions company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms and specifically include statements regarding Mr. Paul’s medical prognosis. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, changes in Mr. Paul’s medical condition, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to successfully integrate the international operations acquired from Alphatec, both in general and on our anticipated timeline, our ability to transition Alphatec’s international customers to Globus Medical products, our ability to realize the expected benefits to our results from the Alphatec acquisition, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

Contact:
Daniel Scavilla
Senior Vice President, Chief Financial Officer
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com